EXHIBIT 99.1

Tekmira's Partner Presents New Clinical Data for LNP-Enabled Patisiran (ALN-TTR02)

Tekmira's LNP Technology Further Validated With New Results

VANCOUVER, British Columbia, April 28, 2014 (GLOBE NEWSWIRE) -- Tekmira Pharmaceuticals Corporation (Nasdaq:TKMR) (TSX:TKM), a leading developer of RNA interference (RNAi) therapeutics, today reported that Alnylam Pharmaceuticals, Inc. (Nasdaq:ALNY) presented new clinical data for patisiran (ALN-TTR02), an RNAi therapeutic targeting transthyretin (TTR) in development for the treatment of TTR-mediated amyloidosis (ATTR), which is enabled by Tekmira's lipid nanoparticle (LNP) technology. The program represents the most clinically advanced application of Tekmira's proprietary LNP delivery technology.

"We are pleased with the progress reported today in Alnylam's patisiran development program, demonstrating sustained knockdown of serum TTR and tolerability with extended dosing, enabled by Tekmira's LNP technology. Our LNP delivery technology continues to drive the most significant RNAi advances in the field and enables multiple RNAi products in clinical development in a variety of therapeutic areas, including our own robust product pipeline. Today's announcement further demonstrates the promise of RNAi and validates our LNP technology," said Dr. Mark J. Murray, Tekmira's President and CEO.

Alnylam presented data at the International Symposium on Amyloidosis (ISA) held April 27 - May 1, 2014 in Indianapolis, Indiana. First, the company presented updated Phase 2 results in patients with Familial Amyloidotic Polyneuropathy (FAP) confirming robust TTR knockdown of up to 96% with a mean TTR knockdown of approximately 80%. It also presented preliminary results from the open-label extension (OLE) study with patisiran in patients that were enrolled in the Phase 2 study. Preliminary results from the OLE study showed that multiple doses of patisiran achieved sustained knockdown of serum TTR protein levels at the 80% target level through 168 days. Moreover, the OLE study results showed a favorable tolerability profile with up to eight doses administered. Finally, Alnylam presented results of a natural history, cross-sectional analysis study of 283 FAP patients aimed at measuring the rate of neuropathy progression and its correlation with disease severity. These results provide support for Alnylam's Phase 3 APOLLO trial where patisiran is being evaluated for its potential efficacy and safety in the FAP indication.

For more detailed information about the newly presented Phase II data for patisiran (ALN-TTR02), please refer to the Alnylam news release dated April 28, 2014 and the presentation of these data, which can be found on Alnylam's website at www.alnylam.com.

About RNAi and Tekmira's LNP

RNAi therapeutics have the potential to treat a broad number of human diseases by "silencing" disease causing genes. The discoverers of RNAi, a gene silencing mechanism used by all cells, were awarded the 2006 Nobel Prize for Physiology or Medicine. RNAi therapeutics, such as "siRNAs," require delivery technology to be effective systemically. Tekmira believes its LNP technology represents the most widely adopted delivery technology for the systemic delivery of RNAi therapeutics. Tekmira's LNP platform is being utilized in multiple clinical trials by both Tekmira and its partners. Tekmira's LNP technology (formerly referred to as stable nucleic acid-lipid particles or SNALP) encapsulates siRNAs with high efficiency in uniform lipid nanoparticles that are effective in delivering RNAi therapeutics to disease sites in numerous preclinical models. Tekmira's LNP formulations are manufactured by a proprietary method which is robust, scalable and highly reproducible, and LNP-based products have been reviewed by multiple FDA divisions for use in clinical trials. LNP formulations comprise several lipid components that can be adjusted to suit the specific application.

About Tekmira

Tekmira Pharmaceuticals Corporation is a biopharmaceutical company focused on advancing novel RNAi therapeutics and providing its leading lipid nanoparticle delivery technology to pharmaceutical partners. Tekmira has been working in the field of nucleic acid delivery for over a decade and has broad intellectual property covering LNPs. Further information about Tekmira can be found at www.tekmira.com. Tekmira is based in Vancouver, B.C.

Forward-Looking Statements and Information

This news release contains "forward-looking statements" or "forward-looking information" within the meaning of applicable securities laws (collectively, "forward-looking statements"). Forward-looking statements are generally identifiable by use of the words "believes," "may," "plans," "will," "anticipates," "intends," "budgets," "could," "estimates," "expects," "forecasts," "projects" and similar expressions, and the negative of such expressions. Forward-looking statements in this news release include statements about new clinical data for patisiran (ALN-TTR02), progress in our partner's patisiran development program; Alnylam's Phase 3 APOLLO trial; and Tekmira's strategy, future operations, clinical trials, prospects and the plans of management; RNAi (ribonucleic acid interference) product development programs.

With respect to the forward-looking statements contained in this news release, Tekmira has made numerous assumptions regarding, among other things: LNP's status as a leading RNAi delivery technology; the effectiveness of Tekmira's products as therapeutic treatments for diseases, including rare diseases; mRNA is efficiently delivered using Tekmira's LNP; and the use of LNP technology by Tekmira's development partners and licensees; and Tekmira's ability to protect its intellectual property rights and not to infringe on the intellectual property rights of others. While Tekmira considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Tekmira's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: Tekmira's products may not prove to be effective as therapeutic treatments for diseases; Tekmira's LNP may not be as efficient of a delivery system for mRNA as currently believed; Tekmira may not obtain and protect intellectual property rights, and operate without infringing on the intellectual property rights of others; Tekmira may face competition from other pharmaceutical or biotechnology companies and the possibility that other organizations have made advancements in RNAi delivery technology that Tekmira is not aware of; pre-clinical and clinical trials may be more costly or take longer to complete than anticipated and may not generate results that warrant future development of the tested drug candidate; Tekmira's development partners and licensees conducting clinical trial, development programs and joint venture strategic alliances may not result in expected results on a timely basis, or at all; future operating results are uncertain and likely to fluctuate; economic and capital market conditions; Tekmira may become subject to product liability or other legal claims for which Tekmira has made no accrual in its financial statements; and the possibility that Tekmira may not have sufficiently budgeted for expenditures necessary to carry out planned activities.

A more complete discussion of the risks and uncertainties facing Tekmira appears in Tekmira's annual report on Form 10-K for the year ended December 31, 2013 (Annual Report), which is available at www.sedar.com or at www.sec.gov/edgar.shtml. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Tekmira disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

CONTACT: Investors
         Bruce Cousins,
         Executive VP Finance & CFO
         Investor Relations
         Phone: 604-419-3200
         Email: ir@tekmira.com